UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
January 17, 2008
ASTA FUNDING, INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

0-26906	22-3388607

(Commission File Number)	(IRS Employer Identification No.)

210 Sylvan Avenue, Englewood Cliffs, New Jersey	07632

(Address of principal executive offices)	(Zip Code)
     Registrant’s telephone number, including area code: 201-567-5648
     Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below): N/A
☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 17, 2008, the Board of Directors of Asta Funding, Inc. (the “Company”), at the recommendation of its Compensation Committee; fixed salaries and made annual bonus and equity awards to its executive officers as follows:

				Restricted Stock
Name	Salary ($)	Bonus for 2007 ($)		Grant (shares)(1)
Gary Stern, CEO	577,500	250,000		20,000
Arthur Stern, Chairman	355,000	50,000		5,000
Mitchell Cohen, CFO	280,000	25,000	(2)	—
Cameron Williams, COO	300,000	—		—
Mary Curtin, Sr. VP	235,000	70,000		3,000
(1) Grants vest in increments on October 1, 2008, 2009 and 2010.
(2) In addition, Mr. Cohen was paid a $50,000 bonus in fiscal year 2007 for his work in connection with the $300 million portfolio purchase in March 2007.
The Board also made restricted stock grants of 5,000 shares to each director other than the officers of the Company. 1,000 shares of each grant may not be sold until the director’s death, disability, or retirement, or upon his reaching age 80. The balance of the shares vest in three equal annual installments commencing October 1, 2008.

SIGNATURE
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ASTA FUNDING, INC.

Date: January 24, 2008	By:	/s/ Mitchell Cohen

Mitchell Cohen
Chief Financial Officer